Exhibit 5.1

CONYERS DILL & PEARMAN LIMITED Clarendon House, 2 Church Street Hamilton HM 11, Bermuda Mail: PO Box HM 666, Hamilton HM CX, Bermuda T +1 441 295 1422 conyers.com

3 July 2023

Matter No.: 365475
441 299 4938
guy.cooper@conyers.com

Altamira Therapeutics Ltd.

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Dear Sir/Madam,

Altamira Therapeutics Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on form F-1 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 3 July 2023 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) up to US$6,500,000 of common shares, par value CHF 0.20 each of the Company (“Common Shares” and the “Offer Shares” respectively); (ii) pre-funded warrants to purchase up to US$6,500,000 of Common Shares (the “Pre-Funded Warrants”); (iii) common warrants to purchase up to US$6,500,000 of Common Shares, (the “Common Warrants”); (iv) placement agent warrants to purchase up to US$528,125 of Common Shares (the “Placement Agent Warrants” and together with the Pre-Funded Warrants and Common Warrants, the “Warrants”); and (v) the Common Shares to be issued upon exercise of the Warrants (the “Warrant Shares” and together with the Offer Shares, the “Shares” and the Shares together with the Warrants, the “Securities”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed:

1.1.	the form of the Pre-Funded Warrants;

1.2.	the form of the common share purchase warrant for the Common Warrants (the “Common Share Purchase Warrant”);

1.3.	the form of the Placement Agent Warrants;

1.4.	the form of the securities purchase agreement in relation to the Offer Shares, Pre-Funded Warrants and the Common Warrants (the “Securities Purchase Agreement”);

1.5.	copies of the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 3 July 2023 (the “Constitutional Documents”);

1.6.	copies of written resolutions of its directors dated 4 June 2023 and 2 July, 2023 (the “Resolutions”); and

1.7.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Securities Purchase Agreements and the Warrants, other than the Company, to enter into and perform its respective obligations under the Securities Purchase Agreements and the Warrants;

2.4.	the due execution and physical delivery thereof of the Securities Purchase Agreements and the Warrants by each of the parties thereto including the Company with an intention to be bound thereby;

2.5.	the legality, validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Securities Purchase Agreements, Pre-Funded Warrants and the Common Share Purchase Warrant and the Placement Agent Warrants which are expressed to be governed by the Foreign Laws, in accordance with their respective terms;

2.6.	the accuracy and completeness of all factual representations made in the Registration Statement, the form of the Pre-Funded Warrants, the Common Share Purchase Warrant and the Placement Agent Warrants and the Securities Purchase Agreement, and other documents reviewed by us;

2.7.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.8.	that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

2.9.	that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein;

2.10.	that the Company will have sufficient authorised capital to effect the issuance of any of the Shares at the time of issuance;

2.11.	that the Company’s common shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, at the time of issuance of any Shares or Warrants and the consent to the issue and free transfer of the Company’s securities given by the Bermuda Monetary Authority as of 27 February 2019 will not have been revoked or amended at the time of issuance of any Shares or Warrants;

2.12.	that upon issue of any Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.13.	that upon issue of any Warrants the Company will receive consideration for the full purchase price thereof; and

2.14.	the pricing committee of the board of directors of the Company will have approved the terms of the offer and sale of the Shares and Warrants as contemplated by the Registration Statement, including the number of Shares and Warrants and price at which such shares and Warrants are to be sold, as authorised by the board of directors of the Company pursuant to the Resolutions.

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3.	QUALIFICATIONS

3.1.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda.

3.2.	This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

3.3.	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Securities by the Company and is not to be relied upon in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority under the Companies Act 1981, or to pay any Bermuda government fee or tax, which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

4.2.	When issued and paid for as contemplated by the Registration Statement, the Offer Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	When issued and paid for as contemplated by the Registration Statement and the terms of the Pre-Funded Warrants, the Common Share Purchase Warrant and/or the Placement Agent Warrants, as applicable, the Warrant Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited

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